Exhibit 99.1
CONFERENCE CALL TRANSCRIPT
SAIA – Q1 EARNINGS CONFERENCE CALL EVENT
DATE/TIME: April 28, 2011/11:00 AM ET

Operator

Good day and welcome to the SAIA first quarter 2011 analyst conference call. As a reminder today’s conference is being recorded. At this time, I would to turn the conference over to Renée McKenzie. Please go ahead, ma’am.

Renée McKenzie - SAIA, Inc. — Treasurer

Thank you, Patty. Good morning, welcome to SAIA’s first quarter 2011 conference call. Hosting the call this morning are Rick O’Dell, Vice President and Chief Executive Officer, and Jim Darby, our Vice President of Finance and Chief Financial Officer.

Before we begin, you should know that during this call, we may make some forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all other statements that might be made on this call that are not historical facts are subject to a number of risks and uncertainties and actual results may differ materially.

We refer you to our press release and our most recent SEC filing for more information on the exact risk factors that could cause actual results to differ. Now, I would like to turn the call over to Rick O’Dell.

Rick O’Dell — SAIA, Inc. — President, CEO

Well, good morning. Thank you for joining us today. I’m pleased to report that the targeted pricing actions we initiated in 2010 continued successfully through the first quarter of this year. Our higher yields combined with increased demand for our services were the primary drivers of the 2.7 point improvement in our operating ratio. Meaningful margin advancement was achieved in spite of higher costs for purchased transportation, maintenance, accident severity and unusually harsh winter weather. While our margins are not back at our historical levels or our targeted returns, I’m pleased with the progress particularly with respect to achieving both significant yield improvement and tonnage gains.

For the first quarter of 2011 compared to the first quarter of last year, some highlights included —revenue growth with 15% over the prior year at $243 million; earnings per share were $0.04 versus losses per share of $0.21; our operating ratio was 98.3 versus 101; LTL tonnage per workday increased 3.9%; LTL shipments per workday were up 2.2%; and LTL yield increased 8.2%, that was primarily due to the previously mentioned pricing actions and increased fuel surcharge.

The most significant accomplishments were achieving significant operating ratio improvement and increased tonnage despite severe weather. In addition, we launched our newest customer service indicator, exception free delivery, which has been universally well received by the market.

The ability to perform at these levels in spite of the challenges clearly highlights the quality of our personnel and their dedication to providing excellent service.

As I mentioned on prior calls, our emphasis on engineered initiatives to enhance service at lower cost continues. We successfully tested electronic onboard recording devices on numerous tractors and will be adding them to all units through next year. We’re also enhancing the programming of our dispatch system and upgrading our driver handheld devices to further improve our customer service and operational efficiencies. I believe the reasons for these initiatives are very clear cut given the increasing customer demand for real time data, our demonstrated cost savings and efficiencies gained during the last few years with technology advancement.

With respect to cost and production, I’d note the following; Labor costs and productivity were clearly impacted by the severe weather. In spite of the negative weather impact, terminal costs for bill increased only 1% while load average actually improved by 2%. Most importantly, salaries, wages and benefits plus purchased transportation as a percent of revenue excluding fuel surcharge improved by 2.4 operating points. This clearly demonstrates our ability to manage cost effectively and allows us to put the benefit of yields improvement and business mix management straight to the bottom line.

Improving market fundamentals are supporting our target initiatives to bring on new customers who value our service quality, building and improving yields, and business mix. SAIA has a very sophisticated activity-based costing model that’s being utilized every day in conjunction with these efforts to target business that will contribute to our margin improvement and to ensure that we’re being properly compensated for the specific services that we perform for our customers.

I believe that we’re still in the early stages of a yield recovery with numerous opportunities ahead. SAIA is very committed to capitalizing on the improved market dynamics. And as always regardless of the environment, we’ll continue to focus on our core strategy of building density, enhancing customer satisfaction and reducing costs supported by our engineered process improvements.

Now, I’d like to have Jim Darby review our first quarter results.

Jim Darby - SAIA, Inc — VP, Finance and CFO

Thanks, Rick, and good morning everyone. As Rick mentioned, the first quarter of 2011, earnings per share were $0.04 compared to losses per share of $0.21 in the first quarter of 2010.

For the quarter, revenues were $243 million with operating income of $4.1 million. This compares to 2010 first quarter revenue of $212 million and a reported operating loss of $2.1 million.

The LTL yield for the first quarter of 2011 increased by 8.2% and was favorably impacted by the continued pricing action and increased fuel surcharge. The key note to look back at price increases on contract business throughout 2010 improved yield in the first quarter of 2011. We have continued to achieve price increases and target poorly operating accounts for deselection.

The first quarter results were adversely impacted by higher costs from purchased transportation, maintenance, accident severity, and unusually harsh winter weather. Increased utilization, rising cost per mile and fuel surcharge resulted in higher purchased transportation expenses. Maintenance cost increased by $2.3 million due to increased miles driven, rising costs of parts and more intricate routine maintenance due to expanded emission control features.

While our safety statistics do not show a significant change in frequency of occurrence, accident expense increased by $2 million versus the prior year quarter due to severity.

Our effective tax rate was 39.7% in the first quarter. For modeling purposes we expect our effective tax rate to be approximately 37.5% for the full year 2011.

As of March 31, 2011, total debt was $90 million. Net of the Company’s $22 million cash balance, net debt to capital was 24.6%. This compares to total debt of $90 million and net debt to total capital of 29.5% at March 31, 2010.
Net capital expenditures for the first three months of 2011 were $6 million. This compares to only $63,000 of capital expenditures during the same period in 2010.

The Company is now planning net capital expenditures in 2011 of approximately $63 million, which is greater than our previous estimate. This higher level reflects the purchase of normal replacement plus growth units of tractors and continued investment in technology. The Company anticipates that the increased capital investments will favorably impact maintenance expenses in the future.

As we announced previously, we began reinstating one half of the Company match on employee contribution to the 401K Plan on April 1. We estimate that this will increase cost sequentially by $555,000 in the second quarter.

Now, I’d like to turn the call back to Rick.

Rick O’Dell — SAIA, Inc. — President, CEO

Thanks, Jim. I’m pleased that the combination of improving market fundamentals, our focus on efficiency and our customers’ recognition of SAIA’s quality service led to meaningful progress again this quarter. With industry dynamics improving, we feel that SAIA’s broad coverage, our strong service offering, our focused pricing discipline and consistent cost execution provide a solid foundation for continued long-term profitable growth and increased shareholder and customer value.

With these comments, we’re now ready to turn it over to your questions.

QUESTION AND ANSWER

Operator

Thank you. (Operator Instructions) We’ll take our first question from Ed Wolfe with Wolfe Trahan.

Ed Wolfe - Wolfe Trahan and Co. — Analyst

Hey, Good morning, guys.

Jim Darby - SAIA, Inc — VP, Finance and CFO

Good morning, Ed.

Rick O’Dell — SAIA, Inc. — President, CEO

Good morning, Ed.

Ed Wolfe - Wolfe Trahan and Co. — Analyst

Can you talk a little bit or take us through the tonnage and yield trends throughout the quarter and into April, if you would?

Jim Darby - SAIA, Inc — VP, Finance and CFO

Sure, I’ll do that Ed. And you’ll see as we go through this that you can see the impact of some of the weather that we had in the first couple of months of the quarter. For the overall quarter, the LTL tonnage was up 3.9%. In January, it was up 3.5%. In February it was up 2.1%. In March, it was up 5.9%. And month to date in April, it’s up 4.8%.

Ed Wolfe - Wolfe Trahan and Co. — Analyst

And can you do the same thing with yields?

Jim Darby - SAIA, Inc — VP, Finance and CFO

No, yields — Rick will address yields, where we are quarter over quarter, but that’s very difficult to measure qualitative changes on a month over month basis.

Rick O’Dell — SAIA, Inc. — President, CEO

We just don’t give month over month yield. I think the comment there is our 8.2% yield improvement overall. About half of it, a little less than half of it is pure yield improvement and the other half is related to fuel surcharge.

Ed Wolfe - Wolfe Trahan and Co. — Analyst

And directionally that half that was not related to fuel surcharge but pure price, where do you see that going in April, May, June relative to January, February, March? Is it still moving up or is kind of leveled off a little bit?

Rick O’Dell — SAIA, Inc. — President, CEO

It’s still moving up and we are continuing to take price risks.

Ed Wolfe - Wolfe Trahan and Co. — Analyst

Okay. Jim, in the CapEx guidance of $63 million, first of all is that a net number or a gross number?

Jim Darby - SAIA, Inc — VP, Finance and CFO

That’s a net number.

Ed Wolfe - Wolfe Trahan and Co. — Analyst

I’m sorry, a net number?

Jim Darby - SAIA, Inc — VP, Finance and CFO

Yes, it’s a net number.

Ed Wolfe - Wolfe Trahan and Co. — Analyst

Okay. And —

Jim Darby - SAIA, Inc — VP, Finance and CFO

That’s up from 45 million earlier in the year.

Ed Wolfe - Wolfe Trahan and Co. — Analyst

Yes. And you mentioned there’s some growth trucks in there and some IT. Can you split those out? And how many trucks are you planning to grow off of what base?

Jim Darby - SAIA, Inc — VP, Finance and CFO

Well, we expect overall this year, Ed, to have approximately 300 reconfigured units for tractors. Our original $45 million included 300 new tractors. We’ve added an additional 150 tractors on top of that that we expect to bring onboard this year.

Ed Wolfe - Wolfe Trahan and Co. — Analyst

And are those 150 new tractors?

Jim Darby - SAIA, Inc — VP, Finance and CFO

Yes, those are new.

Ed Wolfe - Wolfe Trahan and Co. — Analyst

Okay. And what’s the base — what’s the tractor count that the 150 is on top of right now?

Jim Darby - SAIA, Inc — VP, Finance and CFO

Our tractor count’s right at about 3,400. And we expect, overall, Ed, to add to the fleet a little bit. Most of these units are for replacement, because as you know, the last couple of years we haven’t brought on any. We’ve been holding back on CapEx, so, most of this is for replacement. But we will expand the fleet a little bit by about 200 to 250 over the year is what we expect to do. It gives us some flexibility for growth and it will drive down the age of our fleet.

Ed Wolfe - Wolfe Trahan and Co. — Analyst

So am I thinking about it right? You’re going to expand about 6% — 7%, if it’s 200 or 250 on 3,400 or is it not that simple?

Jim Darby - SAIA, Inc — VP, Finance and CFO

It’s not that simple. It gives us the opportunity to bring on units and to run our line haul miles with units that are less than five years old, which is what we like to do. We’ve stretched that out a little bit over the couple of years and this will put us more back on track with that. And if we see further growth, it gives us some flexibility.

Also for this year it gives us the opportunity to put to work our cash flows. We’ve been very conservative the last couple of years. We have good confidence in our cash flow this year. And also to take advantage of some of the favorable depreciation from the tax laws.

Ed Wolfe - Wolfe Trahan and Co. — Analyst

Okay. That all makes sense. Should we then think in terms of not paying much debt, if any at all, this year?

Jim Darby - SAIA, Inc — VP, Finance and CFO

Well, we have scheduled debt payments, two of them at about $8.5 million a pop at the end of June and the end of December and that’s what we expect to pay down.

Ed Wolfe - Wolfe Trahan and Co. — Analyst

Okay. And you’re going to do that from cash on hand?

Rick O’Dell — SAIA, Inc. — President, CEO

Yes, we feel pretty good about most of the CapEx being handled with cash on hand and cash throw off from operations.

Ed Wolfe - Wolfe Trahan and Co. — Analyst

Rick, just wanted to get your view of the competitive environment right now? We’ve seen some carriers still showing more aggressive tendencies and some not. What are you seeing out there in terms of what it feels like freight coming to you versus you having to chase freight? How does it feel today say versus three months ago?

Rick O’Dell — SAIA, Inc. — President, CEO

I think it’s pretty similar. We’re seeing some pretty consistent tonnage trends up in the 5% range kind of excluding some weather impacts to the quarter. And I think we’ve been pretty aggressive with addressing yield and pricing issues both with respect to base price as well as fuel surcharge. The handful of inadequate surcharges are caps that we have and we’re seeing good opportunities come to the marketplace.

It’s pretty broad-based for us. We have ten sales regions, eight of ten were up with respect to revenue and then two that were down were, quite frankly, due to some specific pricing actions that we deselected. And our internal measurements of operating ratio in both of those regions actually improved with that business going out.

Geographically our regions to the Southwest and the upper Midwest are a little stronger than the rest of our network, but we’re seeing good opportunities. And I guess just with — probably with respect to yield, maybe we’ve seen some of the national carriers with larger coverage have probably been more aggressive with price initially out of the gate, shall we say, than maybe some of the regional players.

Ed Wolfe - Wolfe Trahan and Co. — Analyst

Okay. That’s all really helpful. And the last one I’d like to know about is there any way to quantify either the revenue impact or the cost impact from weather in the quarter?

Rick O’Dell — SAIA, Inc. — President, CEO

I guess our comment would it was obviously one of the worst winter weather activity periods than we’ve probably ever seen. It’s pretty difficult to quantify. You can see some of the revenue impact of what I would say kind of excluding the weather, we probably would have turned it up about 5% in tonnage throughout the quarter. And beyond that, it’s history at this point, so.

Ed Wolfe - Wolfe Trahan and Co. — Analyst

Okay. Appreciate it. Thank you very much for the time.

Rick O’Dell — SAIA, Inc. — President, CEO

Thanks, Ed.

Renée McKenzie - SAIA, Inc. — Treasurer

Thank you.

Operator

Your next question will come from David Ross with Stifel Nicolaus.

David Ross - Stifel Nicolaus — Analyst

Good morning, everyone.

Rick O’Dell — SAIA, Inc. — President, CEO

Good morning, David.

Renée McKenzie - SAIA, Inc. — Treasurer

Good morning, David.

David Ross - Stifel Nicolaus — Analyst

Can you talk a little about the head count change in labor management in the quarter? It looked like tonnage was essentially flat from the fourth quarter into the first. Was head count pretty much unchanged? Did it go down or go up at all?

Rick O’Dell — SAIA, Inc. — President, CEO

Our head count’s up a little bit. You kind of saw how our terminal cost per bill was up about 1%. So I think you can see we’re correlating pretty well with the tonnage that we’ve seen. Obviously, as you go through the fourth quarter, December is pretty weak and you know January and February are going to be softer on the tonnage and then March is going to pick and then we would expect some continued sequential improvements through the quarter and you end up with heavier vacation periods for employees in the summertime. So we’re beginning or we have begun during the quarter some staffing initiatives to prepare for that.

David Ross - Stifel Nicolaus — Analyst

Okay. And then in terms of maintenance costs, you mentioned that those were up in the quarter as the fleets gotten a little bit older, but then, you’re bringing on new equipment later this year to try to lower the average fleet age. Is there going to be a net savings do you think between the lower maintenance costs offset partially by the D&A or do you think it’s going to be a wash?

Rick O’Dell — SAIA, Inc. — President, CEO

We would expect it to improve over time. If you look at maintenance net of depreciation at this point, year-over-year is up about 0.7 of an operating point, so we are incurring some incremental costs net of depreciation with the age of fleet and the miles that we’re running today. We think that will be addressed with the reducing of our average age from a tractor perspective. At this point in time, we’re not looking at buying any trailers. They’ll probably come in 2012. And there are some issues with respect to maintenance and then some of the newer equipment has more electronics and more technology and we’re seeing inflation on some of the maintenance cost there as well. But we would expect that net impact to mitigate over a period of time.

David Ross - Stifel Nicolaus — Analyst

Okay. That’s helpful. Also, could you talk a little bit about interest expense with the debt levels remaining the same in the fourth quarter and the first quarter, why was it significantly higher in the first quarter at $3 million?

Rick O’Dell — SAIA, Inc. — President, CEO

In conjunction with our — you’re saying it was higher in the first quarter than the fourth quarter?

Renée McKenzie - SAIA, Inc. — Treasurer

Yes.

Jim Darby - SAIA, Inc — VP, Finance and CFO

Yes. In conjunction with our debt comment relief that we had, we paid a higher interest on our notes during the quarter and we had avoided that last year by prepaying that interest. And so our interest during the quarter went to 9.75% and then when we demonstrate that’s going back down that will be reduced through the rest of the year.

David Ross - Stifel Nicolaus — Analyst

Okay. So we should see interest expense trend similar to what it did last year where it kind of fell each quarter sequentially?

Renée McKenzie - SAIA, Inc. — Treasurer

Yes.

Jim Darby - SAIA, Inc — VP, Finance and CFO

Yes, from this point on.

David Ross - Stifel Nicolaus — Analyst

And then with you paying down debt, it should actually be even lower than it was a year ago, I would assume?

Jim Darby - SAIA, Inc — VP, Finance and CFO

I think that’s fair.

David Ross - Stifel Nicolaus — Analyst

And just one last question. Others have mentioned looking at acquisitions opportunistically here in this market. Is that something that you guys are focused on or is this just kind of an internal improvement story?

Jim Darby - SAIA, Inc — VP, Finance and CFO

We don’t have anything planned at this time. Quite frankly, we see plenty of opportunities to grow and improve our returns with our existing LTL segment and our existing geography. So we’re clearly focused on improving and pretty comfortable with our current coverage and the opportunities we see there.

David Ross - Stifel Nicolaus — Analyst

Great, thank you very much.

Jim Darby - SAIA, Inc — VP, Finance and CFO

All right. Thank you, David.

Operator

(Operator instructions). Your next question is from Art Hatfield with Morgan Keegan.

Art Hatfield - Morgan Keegan and Co. — Inc, Analyst

Good morning, everybody.

Rick O’Dell — SAIA, Inc. — President, CEO

Good morning, Art.

Art Hatfield - Morgan Keegan and Co. — Inc, Analyst

I may have missed some of this so I apologize if I did, but Jim, I think you said what the tax rate should be for the full year this year. Did you say 35.7% or 37.5%?

Jim Darby - SAIA, Inc — VP, Finance and CFO

37.5%, Art.

Art Hatfield - Morgan Keegan and Co. — Inc, Analyst

Okay.

Jim Darby - SAIA, Inc — VP, Finance and CFO

For the full year.

Art Hatfield - Morgan Keegan and Co. — Inc, Analyst

It’s just my dyslexia kicking in. Just real quick, and some of the other stuff I had Ed and Dave asked, but on claims and insurance, I know it’s not a big number, but from a percentage change year-over-year, it kind of jumped up a little bit. Is that just the impact from weather in the quarter and the fact that year-over-year you’re just running more miles?

Jim Darby - SAIA, Inc — VP, Finance and CFO

Well, Art, really the biggest impact on that line is the severity was worse for our accident expense. Last year was unusually low and this year was a little bit higher than we would expect. So $2 million of that change is really due to severity.

Art Hatfield - Morgan Keegan and Co. — Inc, Analyst

Okay. Great. And just the last thing, Rick, as you kind of look at your business today and look at where it’s been over the last couple years and now as the economy is picking up and maybe service is becoming more critical than just price, are you starting to see it a tendency of customers shifting away from poor service carriers and if so, are you kind of starting to see any benefit from that?

Rick O’Dell — SAIA, Inc. — President, CEO

Sure. I think what you’re saying obviously is you’ve got a combination of things going on. I think everyone’s pushing up price, so that’s causing people to reevaluate kind of their value proposition and whether they’re with the right carrier or not. And then we see that as well sometimes with us where we’ll go out and raise our price and sometimes the customer — there’s some revenue loss for a period of time. A lot of times those losses are temporary and customers’ subsequently recognize the value proposition and come back to you at a higher price. We see that happen a lot. I think you’ve got a lot of moving parts going on right now in the industry and the marketplace and a lot of opportunities to capitalize on that.

I think one of the other kind of key comments I get is this big part of managing for yield and margin improvement is also targeting new business with customers that value your service and I think it’s really important right now that as a lot of carriers are focused on improving yields and a lot of times that starts with the worst operating accounts. So we’re in a situation where some poor operating business is looking for a new home. So it’s really important that you’ve got good pricing parameters and up front work in place to make sure that that comes on at something that is compensatory.

Art Hatfield - Morgan Keegan and Co. — Inc, Analyst

Great. Hey, thanks for your time.

Rick O’Dell — SAIA, Inc. — President, CEO

Okay, great. Thanks, Art.

Operator

We’ll move next to Jack Waldo with Stephens.

Jack Waldo - Stephens Inc. — Analyst

Good morning.

Jim Darby - SAIA, Inc — VP, Finance and CFO

Good morning, Jack.

Jack Waldo - Stephens Inc. — Analyst

I wanted to ask, I guess, you guys threw up 20% incremental margins, which was a really impressive quarter given the weather and everything. Any idea what they would have done excluding the weather?

Jim Darby - SAIA, Inc — VP, Finance and CFO

I think it’s difficult the kind of quantify the costs. If you had maybe a couple percent more of just pure tonnage things at normal margins, there could have maybe been another 0.5 an operating point.

Jack Waldo - Stephens Inc. — Analyst

Okay. And then if you — Rick, if I look back, and please correct my math if I’m wrong, but as I look back historically at the sequential trends between the first and second quarter in terms of operating ratio, it looks to me the average is about 240 basis points of improvement. Do you see anything that would alter that looking ahead into the second quarter relative to what we see?

Rick O’Dell — SAIA, Inc. — President, CEO

Here are a few comments with respect to outlook. We show about 3 operating points better historically on average second quarter versus first quarter. Some things to kind of keep in mind; first quarter this year had one additional workday than normal. But quite frankly, that benefit was probably offset by weather. Sometimes in the past we’ve had a mid-first quarter general rate increase with the subsequent quarter benefitting for the entire quarter. And this year, that GRI was pushed back into the fourth quarter so you kind of have a full year — or quarter to quarter is comparable, right? We do expect from the inflationary costs and healthcare, maintenance and some additional depreciation from equipment purchase and then as Jim mentioned — quantified the 401K specifically. The other thing to consider is we do expect to continue to aggressively improve our yields. That’s certainly a positive.

One thing to keep in mind is our yield initiative may temper the normal seasonal upturn, so we’ll just have to see how that plays out in the marketplace. So far we’ve had pretty good successes in seeing the kind of a normal sequential tonnage trends as well as being able to achieve the yield improvement.

And I guess, in conclusion, we’re real positive with respect to the future outlook and our ability to improve our margins. But we also need to remember we’re managing the Company for the long term not just the next quarter, meaning that we’ll take prudent volume risk to improve our yield. We’ll be making investments in marketing programs, the fleet, our network, and our people to ensure that we have the best opportunity over the long term to satisfy customers with a good value proposition. We think that will provide the best opportunities for growth and adequate returns for shareholders moving forward.

Jack Waldo - Stephens Inc. — Analyst

Got you. Okay. So some things in the positive and some things in the negative, I guess, as it pertains to margin. Is that a fair way to put it?

Rick O’Dell — SAIA, Inc. — President, CEO

Yes. You always have challenges and things to overcome, but I think I would comment too, like I said, we’re optimistic with what we’re seeing both in terms of tonnage trends and the ability to continue to move yield.

Jack Waldo - Stephens Inc. — Analyst

Rick, can you just ballpark how much the operating ratio improved maybe from January to March?

Rick O’Dell — SAIA, Inc. — President, CEO

We don’t do individual months like that. I mean March was obviously a very good month. That’s not unusual for the quarter. For this year it was 23 workdays. It was very positive. January was a little bit impacted by weather and February was pretty ugly quite frankly so that’s not unusual, and we look at quarterly accounting periods and the way workdays fall and weekends and everything else. It’s just I don’t think it’s worth kind of going through the monthly numbers. We still don’t do that.

Jack Waldo - Stephens Inc. — Analyst

Okay. And then last question, I guess more of a housekeeping item. What was your length of haul this quarter? I have 724 for the first quarter of 2010.

Jim Darby - SAIA, Inc — VP, Finance and CFO

That’s exactly right, Jack, in this quarter it was 745. So that’s a 2.9% increase in length of haul year-over-year.

Jack Waldo - Stephens Inc. — Analyst

Okay. Fair enough. Thank you, guys, very much.

Rick O’Dell — SAIA, Inc. — President, CEO

Thank you, Jack.

Operator

(Operator instructions). We’ll take a question from David Ross with Stifel Nicolaus

David Ross - Stifel Nicolaus — Analyst

Yes, just one follow up. When you mentioned that you’re bringing in potentially another 200-250 tractors to expand the fleet later this year and then it might not equate to an extra 200 - 250 in the network, were you talking about potentially replacing some purchased transportation line haul moves with company equipment and therefore the network would kind of be running the same but you just offset kind of one form of capacity for another?

Rick O’Dell — SAIA, Inc. — President, CEO

That’s part of it. As you have growth, at times, you get some suboptimal purchased transportation into the network and there’s a chance to improve margins by taking that out. So, yes, that’s one of the factors that we have, and then I think we’ll just have to look and see what our tonnage looks like going forward, and what, if any, growth that we need. One of the things that we’re seeing, I think that’s also impacting our maintenance is as our tonnage has kind of moved up a little bit even, we had equipment available to us that was in a very limited use status and it’s kind of been forced into a little more higher mileage situation. So to be able to reoptimize that with the newer equipment is going to have a benefit to us as well.

David Ross - Stifel Nicolaus — Analyst

And what about real estate? You mentioned, I guess, that the reason CapEx increase was for tractors. Is there any change to your real estate plans for this year?

Rick O’Dell — SAIA, Inc. — President, CEO

No, and quite frankly, we’re in pretty good shape from a capacity standpoint on their real estate side, and that’s something in hindsight, right, we addressed that before the downturn happened with some higher real estate CapEx, so we’ve got good capacity there, no real choke points.

David Ross - Stifel Nicolaus — Analyst

Thanks a lot. Will you recommend or estimate that’s 5%, 10%, 20% excess capacity on average?

Rick O’Dell — SAIA, Inc. — President, CEO

I think we’re 15% to 20% on the real estate side.

David Ross - Stifel Nicolaus — Analyst

Thanks a lot. Thanks.

Renée McKenzie - SAIA, Inc. — Treasurer

Thank you.

Operator

With no further questions in the cue, I’d like to turn it back over to Rick O’Dell for any closing comments.

Rick O’Dell — SAIA, Inc. — President, CEO

Great. Thanks for your interest in SAIA. We appreciate it.

Operator

And that concludes today’s conference. We thank you for your participation.